Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 13, 2015, is by and among THE FRESH MARKET, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrower, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of June 12, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Required Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1    New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement:
“Continuing Directors” means, during any relevant period, members of the board of directors or other equivalent governing body of the Borrower (a) who were members of that board or equivalent governing body on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and/or (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
1.2    Amendment to Definition of “Change of Control”. Clause (b) of the definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    (i) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of Continuing Directors, and (ii) within 180 days after the occurrence of any such event, the Required Lenders shall in their sole discretion notify the Borrower that such event shall constitute an Event of Default; provided, that if a majority of the board of directors is comprised of the Berry Family, this clause (b) shall not be deemed to have occurred; or
ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1    Closing Conditions. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent) on or prior to March 13, 2015:
(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by the Borrower and the Required Lenders.
(b)    Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby.
(c)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE III
MISCELLANEOUS
3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2    FATCA. The Borrower hereby certifies to the Administrative Agent that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471‑2(b)(2)(i). From and after the Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471‑2(b)(2)(i). The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.
3.3    Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)    Both before and after giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (or, with respect to any such representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects as drafted) as of the date hereof (except for those which expressly relate to an earlier date).
(e)    Both before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)    The Obligations are not reduced or modified by this Amendment and the Borrower remains responsible for the observance and full performance thereof in all respects.
3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
3.6    Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
3.9    No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that (a) the Obligations are not subject to any offsets, defenses or counterclaims and (b) it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	THE FRESH MARKET, INC., a Delaware corporation

By:	/s/ Jeffrey C. Ackerman
Jeffrey C. Ackerman
Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

By:	/s/ Alan Stephens
Alan Stephens
Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, in its capacity as Lender

By:	/s/ Kelly Attayek
Kelly Attayek
Banking Officer

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK N.A., in its capacity as Lender

By:	/s/ Antje B. Focke
Antje B. Focke
Vice President

[Signature Page to First Amendment to Credit Agreement]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, in its capacity as Lender

By:	/s/ Kevin Nunley
Kevin Nunley
Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, in its capacity as Lender

By:	/s/ Jessica Sidhom
Jessica Sidhom
Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, in its capacity as Lender

By:	/s/ Mark D. Rodgers
Mark D. Rodgers
Vice President

[Signature Page to First Amendment to Credit Agreement]

ACKNOWLEDGED BY:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By:	/s/ Mollie S. Canup
Mollie S. Canup
Vice President

[Signature Page to First Amendment to Credit Agreement]